Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Administrator

Pinnacle Entertainment, Inc. 401(k) Investment Plan

Las Vegas, Nevada

We consent to the incorporation by reference in the registration statement of Pinnacle Entertainment, Inc. on Form S-8 (File No. 333-60616) of our report dated June 26, 2006, included in this Annual Report on Form 11-K, on the financial statements of Pinnacle Entertainment, Inc. 401(k) Investment Plan as of and for the year ended December 31, 2005.

PIERCY BOWLER TAYLOR & KERN

/s/ Piercy Bowler Taylor & Kern

Certified Public Accountants & Business Advisors

A Professional Corporation

Las Vegas, Nevada

June 26, 2006